Investor Meeting March 2, 2010 Growing Forward

This presentation contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections of CMS Energy's and Consumers Energy's Form 10-K for the year ended December 31, 2009. CMS Energy's and Consumers Energy's "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections are incorporated herein by reference and discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements. The presentation also includes non-GAAP measures when describing CMS Energy's results of operations and financial performance. A reconciliation of each of these measures to the most directly comparable GAAP measure is included in the appendix and posted on our website at www.cmsenergy.com. CMS Energy expects 2010 reported earnings to be about the same as adjusted earnings. Reported earnings could vary because of several factors. CMS Energy is not providing reported earnings guidance reconciliation because of the uncertainties associated with those factors.

Agenda Welcome Tom Webb CMS Energy Overview Dave Joos Consumers Energy Overview John Russell Bill Garrity Maureen Trumble Financial Overview Tom Webb Q&A

CMS Energy Overview Dave Joos President and CEO

DWJ 1 Business Strategy Maintain safe, excellent operations Invest in Utility $7 billion over next 5 years Fair and timely recovery Deliver 6%-8% adjusted EPS growth $1.26 in 2009 $1.35 guidance 2010 Grow dividend payout to: 44% in 2010 Peer average in future Generate strong cash flow and liquidity Strategy Outcome Regulated rate base growth story.

DWJ 2 2007 Challenges and Environment Challenges Solving Dearborn Industrial Generation (DIG) contract losses Achieving regulatory restructuring Managing capital projects Environment Michigan economy Natural gas prices Environmental regulations State regulatory model Electric supply and demand Construction costs Technological innovation (as shown September 20, 2007)

DWJ 3 Investor Issues Michigan economy Leveraged balance sheet Dividend payout ratio Recent regulation Sales decoupling Uncollectible accounts tracker Renewable and energy optimization surcharges Better returns by investment in Utility Growing to peer average Issue Action Regulation mitigates effect of Michigan economy; provides growth opportunities.

DWJ 4 2010 Major Priorities Achieve financial objectives Continue to improve employee safety and operational performance Execute Utility investment plan Obtain full recovery of investment Maintain competitive customer rates Closely monitor national energy and environmental policies Continue to advance Balanced Energy Initiative with or without clean coal plant Deliver consistent financial performance.

Consumers Energy Overview John Russell President and COO

Growing Forward Strategy Consistent financial performance Fair and timely regulation Utility investment Customer value Safe, excellent operations Consistent financial performance

Business Summary Operational improvement Safety Reliability Cost Productivity Restructuring near complete Economy and weather impacts Implementation of energy legislation

Business Summary (Cont'd) Electric rate order Key outcomes - improved certainty Full decoupling pilot on sales Uncollectible accounts tracker Full recovery 2007-2009 Smart Grid investment Challenge Order below self-implemented amount Big Rock Point Collection of unrecovered decommissioning costs Refund of decommissioning revenues collected during rate freeze (2001-2003) Clean coal plant air permit approved "Best in Class" agreement

Clean Air Permit - "Best in Class" Build 830 MW new clean coal plant designed to utilize carbon capture and sequestration technology Retire five units (638 MW); two more units possible Michigan Public Service Commission (MPSC) to evaluate recovery of retired units to align with timing of Certificate of Necessity Net reduction in the amount of CO2 generated Outcome consistent with Balanced Energy Initiative.

Employee Employee Incident Rate (Safety) Employee Productivity 47% improvement from 2006. Recordable Incident Rate 2007 2008 2009 East 2 5 14 Rate of improvement has accelerated. 2006 Baseline 2007 2008 2009 6.1 7.0 4.5 3.2% 0 4 8 Cumulative Improvement (%)

Reliability Distribution - Customer Minutes Generation - Equivalent Forced Outage Rate (EFOR) 26% improvement from 2006. 39% improvement from 2006. Customer Minutes Equivalent Forced Outage Rate 2006 Baseline 2006 Baseline 2007 2007 2009 2008 2008 2009 337 274 275 249 9.0 6.3 5.5 5.5 0 250 300 350 0 5 10%

Cost Management FPL Nicor Xcel E.ON CMS Energy Puget Dominion WE Allegheny Alliant First Energy PG&E Ameren SCANA Berkshire Hathaway PPL NiSource PSE&G DTE National Grid Integrys Northeast Util 1.3 1.5 1.5 1.6 2 2.1 2.154 2.214 2.285 2.333 2.334 2.35 2.5 2.51 2.6 2.7 2.833 2.833 3.071 3.345 3.416 3.475 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile Source: Oliver Wyman Benchmarking Study (July 2009) Consumers Energy Moved into 1st quartile on 2009 Benchmarking Cost Study. Movement from 2008 Study

Keeping Rates Competitive Cost control actions and initiatives Burning greater than 80% Western coal/lower PPA costs Investments in gas compression and storage/lower GCR costs SAP implementation and long-term efficiencies Eliminated defined benefit pension program for new hires Increased employee cost sharing for health care Workforce productivity improvement initiative Implementing the Project Management Process for major projects Utility restructuring

Utility Restructuring 2007 workforce reduction = 2.5% Salaried employees: Selective Catalyst: Synergies from combining electric and gas businesses 2010 workforce reduction = 5% Salaried employees: Selective Union employees: Elective + Involuntary Catalyst: Realign workforce with workload Total workforce restructuring reduction of 530 employees.

Utility Capital Investment Criteria Reduces O&M expense Reduces supply costs Improves reliability/customer service Enhances value to customer Maintains or improves our competitive position Mandatory spending Disciplined investments create customer and shareowner value.

Investment Plan 2008 2009 2010 2011 2012 2013 2014 Depreciation 7.851 8.729 9.2 8.811 8.45 8.053 7.654 7.093 Maintenance 0.606 1.176 1.718 2.282 2.816 Customer growth 0.058 0.123 0.204 0.3 0.399 Environmental 0.106 0.244 0.423 0.705 1.03 Gas compression and pipelines 0.078 0.143 0.182 0.204 0.213 Electric reliability and other 0.054 0.127 0.225 0.316 0.392 Renewables 0.02 0.072 0.211 0.316 0.444 Smart Grid 0.06 0.148 0.301 0.493 0.657 Clean coal plant 0.008 0.018 0.085 0.331 0.756 7%-8% Utility Investment ... Rate Base a Bils $ Present Rate Base 2009 2010 2011 2012 2013 2014 Average Rate Base (bils) $9.8 $10.5 $11.4 $12.6 $13.8 .... drives EPS growth at responsible rates. 0 Investment 2010-14 Lifetime (mils) (bils) Base capital $ 4,330 Choices in Plan Clean coal plant $ 995 $1.9 Smart Grid 730 0.9 Renewables 570 1.3 Electric reliability and other 405 Gas compression and pipelines 180 Total Choices in Plan $ 2,880 Total Capital 2010-14 $ 7,210 Examples of Coal Plant Alternatives Gas storage $150 Gas distribution 150 Gas transmission 200 Electric reliability 200 Electric generation 250 Total investment $950 _ _ _ _ _ a Reflects removal of DOE liability from rate base effective May 2009 ? ?

Manage Customer Rates Current residential rates below Michigan average Residential rates (7%) Current residential rates below National average Residential rates (18%) Source: Electric Rates - Michigan Public Service Commission (Feb 2010); Gas Rates - Energy Information Administration (4Q 2009) 2006-2009 2006-2009 2009-2012 2006-2009 2009-2012 Base Rate 3 3 2 0.5 Fuel 4 3 3 0.5 2006-2009 2009-2012 Base Rate 2 2 Fuel 2 2 % Electric Rates Gas Rates Fuel +4 Fuel +3 Fuel -2 Fuel -2 Customer EO/ Smart Grid Opportunities Customer EO/ Smart Grid Opportunities Flat Flat 2009-2012 2006-2009 2009-2012 Base +3 Base +3 Base +2 Base +2

Regulatory Strategy Outcomes Reliable and competitively-priced energy Provide quality service for our customers Healthy Utility Earn authorized return Attractive to investment community Cooperative process

Legislation Implementation - Status Renewable energy plan Energy optimization plan Energy optimization incentive Retail Open Access File and implement ratemaking Projected test year Certificate of Necessity process Decoupling ? ? ? ? ? ? ? Legislation Implementation ? ? ? ? ? ? ? ? ?

Regulatory Timeline

Consumers Energy

	2009	2010				2011
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter
Gas General Rate Case U-15986	Self-implemented $89 million November		Final Order May			
Electric General Rate Case U-16191		Filed $178 million January		Self-implement July		Final Order January
Show Cause U-16113 (Forestry and Fossil O&M)			ALJ PFD April			
Electric Decoupling Reconciliation U-15645						File
Clean Coal Plant Certificate of Necessity	Air permit received December			File CON August		

Energy law balances need for regulatory certainty with customer interests.

JGR 15

Bill Garrity Senior Vice President, Electric and Gas Supply

WEG 1 Balanced Energy Plan ... Diverse and balanced plan Meets 10% renewable portfolio standard by 2015 Meets energy efficiency target of 5.5% by 2015 Includes demand management programs Purchase of Zeeland natural gas plant (2008) Build new clean coal facility Renewables (Nominal) Energy Efficiency and Demand Management Clean Coal Gas Combined Cycle 32 31 18 19 New Resources 2008 - 2018 .... includes new generation from diversified "fuel" sources.

WEG 2 Capacity Fuel Mix Capacity Fuel Mix Capacity Fuel Mix Capacity Fuel Mix Midwest ISO - 2009 Consumers Energy - 2009 Consumers - 2018

WEG 3 New Baseload Clean Coal Plant 830-MW advanced supercritical clean coal plant 310 MW to serve other entities 2017 in-service date Strong, favorable community support Significant economic development benefits Total plant cost over $2 billion Air permit received December 2009 Weadock Karn 1-2 Karn 3-4 New Plant

WEG 4 New Coal Plant vs. Alternative Fuels Coal will continue to be a significant factor in U.S. power generation Energy security, reliability, and affordability Important component of balanced portfolio Replaces old less efficient plants Provides opportunity for carbon capture and sequestration Avoids natural gas and energy market volatility Reduces coal generation costs and emissions

WEG 5 Emission Reductions

WEG 6 2007 2010 2011 1 2 3 4 5 7 Clean Coal Plant - Timeline Air permit filed Air permit granted File recovery application for proposed plant retirements File Certificate of Necessity MPSC CON decision Start of construction Air permit "sunset" End of construction Retirement of coal units 2009 2012 2017 8 6 9 Major equipment commitments or construction expenditures not incurred unless CON approved by MPSC. Spending * * Represents Consumers Energy ownership share (62.5%)

WEG 7 Renewable Energy Growth - Primarily Wind Capital investment $1.3 billion by 2017 Over 58,000 acres of wind easements Collecting meteorological data at the sites Signed PPAs for 9.4 MW renewables in August Evaluating bids for 250 MW of PPAs beginning 2012 and 2014 $80 million annual surcharge 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Voluntary Green Generation Program 71 71 71 71 71 71 71 71 71 71 71 State Renewable Standard - Build 100 100 100 250 250 450 450 State Renewable Standard - PPAs 100 100 250 250 250 450 450 State RPS of 10% planned to be met through existing renewables plus 50% build and 50% PPA for new renewable sources. Status Wind Build & PPAs MW

WEG 8 Wind Energy Resource Zone Board Board identified regions with highest wind potential MPSC designated Thumb as primary wind energy resource zone Expedite transmission upgrades 2,400 MW to 4,200 MW wind potential CECo initial build in west Michigan No new transmission required Excellent wind potential Production Tax Credit Later build in Thumb Timing dependent on new transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission transmission

WEG 9 Renewable Energy Self-Build Activities Focus on two geographic locations Cross Winds Energy Park Lake Winds Energy Park Wind turbine generator solicitation issued Development plan 2012 - 100 MW Lake Winds 2015 - 150 MW Lake Winds or Cross Winds 2017 - 200 MW Cross Winds Potential federal RPS might require additional capacity by 2020

WEG 10 Renewable Energy - Purchases Market solicitation for 260 MW of renewable energy and capacity Phase 1 complete - 10 MW Phase 2 in progress - 250 MW Phase 3 begins early 2011 - 200 MW

WEG 11 Energy Optimization Plan ... Six-year plan: 2009-2014 Residential programs focused on Efficient products Weatherization Appliance recycling Early education Business programs focused on Lighting upgrades Operational changes to improve energy efficiency Custom programs for large users Reductions by 2015 5.5% of electric 3.85% of gas $508 million program Approximately $90 million annual surcharge .... approved by MPSC in May 2009.

WEG 12 Energy Optimization Savings Maximum incentive for reaching 115% of energy savings goals $5.7 million incentive achieved in 2009 2010 maximum incentive potential $8 million 2010 maximum incentive potential $8 million 2010 maximum incentive potential $8 million 2010 maximum incentive potential $8 million Exceeding initial targets and reducing customer costs.

WEG 13 Energy Optimization - Program Highlights Most popular residential programs Compact fluorescent light bulbs High efficiency furnace rebates Appliance recycling HVAC and water heaters Most popular business program was commercial lighting Increased 2010 targets Continuing all 2009 programs Focus on most popular measures Launch new programs Satisfy decoupling requirements

WEG 14 Summary - Balanced Energy Initiative Balanced and flexible resource portfolio No dominant reliance on any one capacity source, fuel or technological solution Mitigates uncertainty associated with: Future fuel prices Load growth Emission control regulations and costs Achievable levels of demand-side programs Integrated analysis of energy supply investment opportunities Supports Certificate of Necessity filing for new coal plant

Smart Grid Maureen Trumble Smart Grid Program Director

Meters and home devices Network SAP and other core business systems Billing Customer Information Outage Management Work and Asset Management Enterprise Applications (c) 2008 Consumers Energy Company MDM/MDUS Cost $190M Cost $ 730M Assessment Pilot Deployment Smart Grid Program Elements Sequencing the Smart Grid Program

Program Overview Total investment $920 million Enables operational efficiencies Contributes to future capacity requirements Provides customer value through information and control Good return for customers Transforming the Business

Smart Service Learning Center (SSLC) Testing, Evaluation & Demonstration Backyard Living Room Kitchen Call Center Dispatch Meter Stand Meter Stand Servers HAN Laundry Smart Grid Meter Display Testing & Evaluation Work Bench Work Bench PHEV Smart Services Learning Center Reaffirming our Approach

Field Pilot - Four Vendors Program Approach Positioning Ourselves as Fast Followers Vendor Assessment Architectural Design NIST - Interoperability and Security Standards 2010 2011 2012 Vendor Selection Vendors Qualified V1 & V2 V3 Meter Deployment V3 V4

Testing the Geospatial Model Reaffirming our Approach

Mobile Field Assessment Reaffirming our Approach Reaffirming our Approach

Smart Grid Technology Center (SGTC) Device Life-Cycle Management Ensuring Durability and Quality

Field Pilot Reaffirming our Approach

Smart Grid Program Timeline 2012 2010 2011 Capital Spending Per Period ($ millions) $91 $86 $685 Systems and Communication Enablement - Release 1 Meter & Network Communications Pilot (4 areas) Dynamic Pricing Pilot Smart Grid Pilot Direct Load Mgt Pilot Meter Deployment 2015 2009 2007 Ramp-up $58 Vendor Selection Systems/Comm- Release 2 Low Volume High Volume

Financial Overview Tom Webb Executive Vice President and CFO

2009 Report Card . . . . Target Actual Adjusted EPS $1.25 $1.26 ? Free cash flow before capex and dividends (mils) 550 925 ? Capital structure (year-end) FFO/Average debt 16% 17% ? Parent debt (bils) a $1.7 $1.8 ? Utility equity ratio b 47% 48% ? Dividend (40% payout) 50¢ 50¢ ? .. . . . and continue to project long-term EPS growth at 6%-8%. _ _ _ _ _ a Net of cash b Excludes securitization and Palisades financing obligation

Financial Accomplishments . . . . 2009 EPS better than Plan in challenging year Further reduced cost Solid liquidity position Nearly doubled free cash flow before capex and dividend Prefunded Parent 2010 and 2011 maturities Record low interest rate Recent regulatory orders reduce earnings volatility Common dividend increased 20% .. . . . deliver on shareowner priorities.

2009 Results . . . . .. . . . continue EPS, operating cash flow, and dividend growth. CMS Earnings Potential By Business Segment a _ _ _ _ _ a Adjusted (non-GAAP) EPS excluding MTM in 2004-2006 b $1.25 excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock Dividend Annual ¢/share Payout 25% 30% 2003 2004 2005 2006 2007 2008 2009 2010 Future Actual 0.81 0.9 0.96 1.08 0.84 1.21 1.26 Guidance 0.8 0.85 0.9 1 0.8 1.2 1.25 1.35 1.45 1.45 8% Growth 6%-8% Growth $1.20 $1.25 40% 44% 60¢ $1.21 b $1.26 Actual Guidance

2009 Adjusted EPS (non-GAAP) . . . . Results Changes Original Guidance $1.25 Economy - Weather - Rate order - O&M savings + Parent financing + Energy optimization incentive + Taxes + Adjusted (non-GAAP) EPS $1.26 .. . . . offset challenges.

2009 Results . . . . 2008 Sales RCP Cost & Other Rate Relief Early Debt Retirement Premiums Projects & Other 2009 Grey 1.21 1.26 no fill 1.01 0.96 0.56 0.56 1.2 1.24 Red 0.06 0.05 0.4 0.32 Green 0.14 0.32 0.03 0.03 Utility Enterprises + Parent $(0.01) $0.06 Benefits (8)¢ Maintenance (8) Seasonality (6) Tree trimming (5) Interest cost (5) Investment cost & other (8) Total (40)¢ . . . . strong in the face of recession and adverse weather. GAAP $1.20 (0.20) (0.05) (0.73) 0.64 0.03 0.02 $0.91 _ _ _ _ _ a $1.25 excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock a Weather Economy New Rates Old Rates

2010 Financing Accelerated . . . . New Parent Maturity Profile a 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 67 214 150 150 0 125 0 250 0 300 300 Millions $ _ _ _ _ _ a Excluding convertibles .. . . . "prefunding" 2010 and 2011 Parent debt maturities.

2010 Plans . . . . .. . . . continue EPS, operating cash flow, and dividend growth. CMS Earnings Potential By Business Segment a _ _ _ _ _ a Adjusted (non-GAAP) EPS excluding MTM in 2004-2006 b $1.25 excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock Dividend Annual ¢/share Payout 25% 30% 2003 2004 2005 2006 2007 2008 2009 2010 Future Actual 0.81 0.9 0.96 1.08 0.84 1.21 1.26 Guidance 0.8 0.85 0.9 1 0.8 1.2 1.25 1.35 1.45 1.45 8% Growth 6%-8% Growth $1.21b $1.20 $1.25 $1.35 40% 44% 60¢ $1.26 Actual Guidance

2010 Adjusted Guidance (non-GAAP) . . . . .. . . . reflects EPS growth at 7%. Utility 2009 Revenue Cost & Other Rate Relief Financing Converts, Tax & Contingency DIG+ 2010 Guidance grey bars 1.26 1.35 spacer 1.08 0.89 0.89 1.48 1.34 1.34 red 0.18 0.19 0.32 0.07 green 0.22 0.14 0.01 0.12 Enterprises and Parent $0.29 $(0.20) + 7% Investment (8)¢ Maintenance (3) Financing (2) Tax (2) Other (4) Total (19)¢ Old Rates Decouple New Rates

First Second Third Fourth Industrial -0.1 -0.12 -0.04 0.03 Total -0.04 -0.06 -0.03 0.01 Electric Sales (weather adjusted) . . . . 2009 versus 2008 .. . . . fall off subsides with industrial customers leading the way. Quarters Full Year - 6% - 3 ? ? ?

Residential Commercial Industrial Total 2009 vs 2008 -0.005 -0.03 -0.058 -0.03 2010 vs 2009 -0.011 -0.017 -0.005 -0.011 1975 1976 1977 1978 1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 August Plan 22145 23722 24572 25237 25707 24533 24875 23916 24893 26051 26305 26977 27928 29143 29623 29894 30325 30877 31868 33177 34465 34622 35462 36355 37234 37463 37301 37792 37746 38017 37586 38372 38098 37339 36123 35836 Revised Potential 37339 36000 Electric Sales Trends (weather adjusted) Electric Sales Y-O-Y Comparison 0 (7)% Decline over three years ('79 -'82 recession) 2008 2009 (2)% (3)% Overall sales decline about the size of the recession in the early 1980s; industrial sales decline subsiding in 2010. Future sales volatility mitigated by decoupling. 2010 (1)% ? ? ? ? ?

Utility Risk Mitigation . . . . Electric Gas Revenue 0.6 0.4 Sales $6.3 Billion $5.6 Billion Interest expense 5% Tree trimming and UAs "Tracked" .. . . . enhanced with decoupling and new "UA" tracker. Decoupled Efficiency Economy Weather Possible in May Cost Fuel 62% O&M & other 21% Investment 11% "Pass Thru"

Decoupling (Residential example) . . . . One Month Example Approved Rate Case Actual Decoupling Surcharge Average sales per customer (kWh) 725 - 700 = (25) Number of customers (mils) 1.6 x 1.6 Average margin per kWh 6¢ x 6¢ Total margin for the month (mils) $70 Surcharge (mils) = $2.4 .. . . . is driven by actual "average sales per customer" compared to the approved rate case.

Enterprises and EnerBank . . . . Filer City Michigan Power (Livingston) Grayling Summary Enterprises and EnerBank Michigan Power (Kalamazoo River) Craven Genesee DIG EnerBank HQ Renewables Other Ownership Gross Plant Fuel Interest Capacity (MW) Craven Wood 50% 50 DIG/MI Power Natural gas 100 934 Exeter Scrap Tire 100 31 Filer City Coal 50 70 Genesee Wood 50 40 Grayling Wood 50 38 Honey Lake Wood 37.8 36 Exeter Honey Lake .. . . . are 6% of CMS business; 1¢ of CMS growth in 2010.

2010 Cash Flow Forecast (non-GAAP) CMS Energy Parent Consumers Energy _ _ _ _ _ a Includes other _ _ _ _ _ b Includes cost of removal and capital leases ? $455

Liquidity Outlook . . . . Mar Jun Sep Dec Mar Jun Sep Dec Blank Liquidity 1099 1850 1634 1652 1442 1809 1684 1345 1237 Cash 899 1650 1434 1452 1242 1609 1484 1145 1037 460 520 Amount (bils) $ $1.2 2009 2010 2011 Maturities (mils) Utility - - $308 - - - - - - Parent - - - $67 - - $214 - - Gas Inventory Historical operating risk Gas Inventory .. . . . improved with "prefunding" of CMS maturities. $1.1 Amount (bils) A/R program $0.2 Consumers revolvers 0.3 Parent revolver 0.5 Cash 0.1 Total $1.1

2010 Sensitivities . . . . _ _ _ _ _ * Less than 0.5¢ or $500,000 .. . . . mitigated by decoupling and "UA" tracker. Annual Impact (w/trackers) Annual Impact (w/trackers) Annual Impact (w/trackers) Sensitivity EPS FCF (mils) Sales (weather adjusted) vs '09 Electric (35,835 Gwh) Gas (280.7 Bcf) + 1% + 3 $ 0 + 0.02 + $15 + 10 Gas prices + 0.50 + 0.01 + 60 Uncollectible accounts (mils) + 5 0.01 * ROE Electric Gas + 50 bps + 50 + 0.06 + 0.02 + 25 + 10 Stock price (dilution) $1 share + 0.01 0

2010 Financial Targets . . . . Target Adjusted EPS $1.35 Operating cash flow (bils) 1.4 Capital structure (year-end) FFO/Average debt 16% Parent debt (bils) $1.8 Utility equity ratio 48% c .. . . . continue seven-year track record. a _ _ _ _ _ a Non-GAAP b Net of cash c Financial, excluding securitization and Palisades financing obligation a b

Investment Plan 2008 2009 2010 2011 2012 2013 2014 Depreciation 7.851 8.729 9.2 8.811 8.45 8.053 7.654 7.093 Maintenance 0.606 1.176 1.718 2.282 2.816 Customer growth 0.058 0.123 0.204 0.3 0.399 Environmental 0.106 0.244 0.423 0.705 1.03 Gas compression and pipelines 0.078 0.143 0.182 0.204 0.213 Electric reliability and other 0.054 0.127 0.225 0.316 0.392 Renewables 0.02 0.072 0.211 0.316 0.444 Smart Grid 0.06 0.148 0.301 0.493 0.657 Clean coal plant 0.008 0.018 0.085 0.331 0.756 7%-8% Utility Investment Drives . . . . Rate Base a Bils $ Present Rate Base 2009 2010 2011 2012 2013 2014 Average Rate Base (bils) $9.8 $10.5 $11.4 $12.6 $13.8 .. . . . EPS growth at responsible rates. Investment 2010-14 Lifetime (mils) (bils) Base capital $ 4,330 Choices in Plan Clean coal plant $ 995 $1.9 Smart Grid 730 0.9 Renewables 570 1.3 Electric reliability and other 405 Gas compression and pipelines 180 Total Choices in Plan $ 2,880 Total Capital 2010-14 $ 7,210 Examples of Coal Plant Alternative Gas storage $150 Gas distribution 150 Gas transmission 200 Electric reliability 200 Electric generation 250 Total investment $950 _ _ _ _ _ a Reflects removal of DOE liability from rate base effective May 2009 0 ? ?

Utility Investment Also Drives . . . . 2009 2010 2011 2012 2013 2014 CF after Capex 39 -250 -16 -494 -420 -668 Investment choices 160 280 295 696 619 985 CF after working capital 726 817 732 872 1015 904 CF after interest 44 241 157 213 214 299 Operating cash flow 362 360 395 407 440 493 Billions $ Cash flow before dividend $1.3 $2.0 Interest Working capital and taxes Base Capex .. . . . operating cash flow growth. Cash flow before choices $1.4 $1.6 $1.7 $1.9 Operating cash flow up $0.1 billion per year Investment choices

Long-term Free Cash Flow . . . . _ _ _ _ _ a Before dividend .. . . . includes required and desired investments. Free Cash Flow a (mils) $ 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Plan 39 -251 -24 -501 -417 -665 -156 226 184 789 New coal 9 19 119 364 484 450 305 126 - AMI 91 85 221 164 165 111 - - - Renewables (state RPS) 35 68 209 2 253 165 143 372 Wind ($1.3 bil) New coal plant ($1.9 bil) Smart Grid ($0.9 bil)

2006-2009 2009-2012 Base Rate 2 2 Fuel 2 2 Investment Plan Helps Keep . . . . Meet customer needs at responsible rates with affordable capital structure, and attractive EPS growth The Balance Responsible Rates 2006-2009 2009-2012 2006-2009 2009-2012 Base Rate 3 3 2 0.5 Fuel 4 3 3 0.5 % Electric Rates Gas Rates .. . . . rate growth at or below the past; provides future customer saving (Energy Optimization, Smart Grid, cost efficiencies). Fuel +4 Fuel +3 Flat Flat Fuel -2 Fuel -2 Base +3 Base +3 Base +2 Base +2

Strategy Evolution Over Extended Over Leveraged Less Disciplined Restructured Rebuilt Balance Sheet Consumers (36% 50% equity) CMS Parent (debt down $4 billion) Comprehensive State Energy Law Implemented Law Risk Mitigation Invest $7 Billion Wind Smart Grid Energy Optimization Environmental Reliability Generation Better Serve Customers Grow Pre-2003 2003 - 2007 2008 - 2009 2010 +

Key Takeaways . . . . Utility investment - visible: EPS growth of 6%-8% annually Operating cash flow growth of ^$100 million annually NOLs - avoid new equity near term Regulatory framework -- constructive Risks -- mitigated Dividend payout ratio -- growing .. . . . continued track record of strong results.

Appendix

ELECTRIC RATE CASE U-16191*
On January 22, 2010, Consumers Energy filed an application with the Michigan Public Service Commission seeking an increase in its electric generation and distribution rates based on a June 2011 test year. The request seeks authority to recover new investment in system reliability, environmental compliance and technology enhancements. These investments are part of the Company’s Growing Forward strategy which calls for investing more than $6 billion in utility operations over the next five years. The proposed overall rate of return is based on an 11.0% authorized return on equity. If approved, the request would increase customer rates by an average of 5.2%. The $178 million request is detailed below.

Item	$ Millions	EXPLANATION
1. O&M	$49	Generation reliability and environmental: $25
		Technology: $24

2. Gross Margin	5	Reduced third-party revenues; lower sales will be addressed in sales decoupling mechanism.

3. Investment	106	Net plant (distribution and generation reliability, environmental and technology): $72
		Working capital: $29
		Depreciation and property taxes: $21
		DOE Liability: ($5)
		Taxes, AFUDC, and other: ($11)

4. Cost of Capital	18	Higher return on equity (11% vs. 10.7%): $12
		Other capitalization costs: $6

Total	$178

Ratemaking	Existing	As Filed		After-Tax
Capital Structure	(U-15645)	Percent of Total	Annual Cost	Weighted Costs
Long Term Debt	44.80%	41.77%	5.92%	2.47%
Short Term Debt	0.78	1.51	3.96	0.06
Preferred Stock	0.48	0.44	4.46	0.02
Common Equity	40.51	41.49 (1)	11.00	4.56
Deferred FIT	12.80	14.26	0.00	0.00
JDITC/Other	0.63	0.53	8.50	0.05

	100.00%	100.00%		7.16	%(2)

	Existing
Rate Base and Return	(U-15645)	As Filed
Rate Base ($ billions)	$6.16	$6.97
Return on Rate Base	6.98%	7.16%
Return on Equity	10.70%	11.00%

(1)	Equivalent to 49.57% on a financial basis.

(2)	Equivalent to 10.10% pre-tax basis.
ELECTRIC RATE CASE SCHEDULE

Staff & Intervenors File Testimony	June 10, 2010
Consumers Files Self-implementation Rates	June 28, 2010
Rebuttal Testimony	July 1, 2010
Motions to Strike Testimony	July 8, 2010
Replies to Motions to Strike	July 13, 2010
Self-implementation Under PA 286	July 22, 2010
Cross of all Witnesses	July 15-28, 2010
Initial Briefs	August 26, 2010
Reply Briefs	September 16, 2010
Proposal for Decision	November 1, 2010
Commission Order	By January 21, 2011

*	Electric Rate Case U-16191 can be accessed at the Michigan Public Service Commission’s website. http://efile.mpsc.cis.state.mi.us/efile/electric.html
Appendix-1

GAS RATE CASE U-15986*
On May 22, 2009, Consumers Energy filed an application with the Michigan Public Service Commission seeking an increase in its gas delivery and transportation rates based on a 12 month ending September 30, 2010 test year. The request seeks authorization to implement a revenue decoupling mechanism and uncollectibles and pension expense tracking mechanisms. On October 22, the Staff filed its position recommending a $63 million increase. The Staff supported a revenue decoupling mechanism exclusive of weather impacts and net customer charge revenues. The Staff’s proposal would allow the Company to file a true-up within 90 days after the rates set in this proceeding have been in effect for 12 months. Staff did not support the Company’s proposed uncollectibles tracking mechanism, however, the Staff has identified a methodology, should the Commission authorize an uncollectibles tracking mechanism. On October 16, the Company filed a tariff sheet supporting the $89 million revenue increase the Company intends to self implement on November 19. If the self-implemented amount exceeds the amount awarded by the Commission in the final order, the difference would be subject to refund.

	Company		MPSC
	Self	MPSC	Staff
Item	Implement	Staff	B/(W)	EXPLANATION OF VARIANCE
	(mils)	(mils)	(mils)
1. O&M	$17	$1	$(16)	Uncollectible accounts expense: $(12) Manufactured Gas Plant Amortization: $(4) (1)
2. Sales	41	35	(6)	Miscellaneous revenues: $(6)
3. Investment	23	27	4	Manufactured Gas Plant Amortization: $4 (1)
4. Cost of Capital	8	0	(8)	Lower Return on Equity: $(6) (10.70% vs. 11.00%) Lower debt costs: $(1) Lower equity ratio: $(1)

Total	$89	$63	$26

(1)	The Staff classifies Manufactured Gas Plant amortization as depreciation while the Company classifies it as other O&M

Ratemaking	Existing	Consumers Filing	MPSC
Capital Structure	(U-15506)	Percent of Total	Staff
Long Term Debt	42.71%	43.43%	43.58%
Short Term Debt	0.66	0.58	0.34
Preferred Stock	0.49	0.46	0.46
Common Equity	41.78	41.07 (1)	40.78
Deferred Taxes	12.94	13.17	13.30
JDITC/Other	1.42	1.29	1.54

	100.00%	100.00%	100.00%

Rate Base and Return	Existing	Consumers	MPSC
Percentage	(U-15506)	Self Implement	Staff
Rate Base ($ billions)	$2.52	$2.76	$2.75
Return on Rate Base	7.03%	7.28%	7.06%
Return on Equity	10.55	11.00	10.70
GAS RATE CASE SCHEDULE – UPDATED AS OF FEBRUARY 23, 2010

PFD Target Date	March 24, 2010

Exceptions	April 7, 2010

Replies to Exceptions	April 21, 2010

Commission Order	May 21, 2010

(1)	Equivalent to 48.34% on financial basis.

*	Gas Rate Case U-15986 can be accessed at the Michigan Public Service Commission’s website. http://efile.mpsc.cis.state.mi.us/efile/gas.html
Appendix -2

2009 Cash Flow (non-GAAP) CMS Energy Parent Consumers Energy _ _ _ _ _ a Includes other _ _ _ _ _ b Includes cost of removal and capital leases $228 ?

Consumers Capital Expenditures

Convertible Securities Share Dilution Average Annual 2010 Over Stock 4.5% 3.375% 2.875% 5.5% Share 2009 Price Preferred Notes Notes Notes Dilution Dilution (mils) (mils) (mils) (mils) (mils) (%) $13 7.8 3.4 - - 11.2 0% 15 10.2 4.9 1.9 0.4 17.4 3 17 12.1 6.0 4.2 1.8 24.1 5 19 13.6 6.8 6.0 2.8 29.2 8 Outstanding (mils) $238 $140 $287 $173 Conversion Price a $9.137 $9.856 $13.623 $14.46 Trigger Price 10.96 11.83 16.35 18.80 Principal amount paid in cash; premium in stock. _ _ _ _ _ a As of March 2010; will be adjusted for future dividend payments

Federal Tax Benefits Year-End Actual Estimate 2009 2010 2011 2012 (bils) (bils) (bils) (bils) Gross NOL carry forwards $ 1.3 $ .8 $ .3 $ 0 Net NOL cash benefit at 35% $ .5 $ .3 $ .1 0 Credit carry forwards .3 .3 .3 .3 Remaining cash benefit $ .8 $ .6 $ .4 $.3

GAAP Reconciliation

CMS Energy
Earnings Reconciliation By Quarter and Year
December 31
Reconciliation of reported measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

	Unaudited Quarters
(millions, except per share amounts)	1Q03	2Q03	3Q03	4Q03	FY 2003

Reported net income	$82	$(65)	$(69)	$8	$(44)

After-tax items:
Electric and gas utility other				30	30
Enterprises other	5	7	62	37	111
Corporate other	1		19	4	24
Discontinued operations	(31)	53	(2)	(43)	(23)
Cumulative accounting changes	24				24

Ongoing earnings (non-GAAP)	$81	$(5)	$10	$36	$122

Average shares outstanding, basic	144.1	144.1	152.2	161.1	150.4

Average shares outstanding, diluted	165.0	144.1	152.2	161.1	150.4

Reported earnings per share	$0.52	$(0.45)	$(0.46)	$0.05	$(0.30)

After-tax items
Electric and gas utility other				0.19	0.21
Enterprises other	0.03	0.05	0.41	0.23	0.74
Corporate other			0.12	0.02	0.16
Discontinued operations	(0.19)	0.37	(0.01)	(0.27)	(0.16)
Cumulative accounting changes	0.14				0.16

Ongoing earnings per share (non-GAAP)	$0.50	$(0.03)	$0.06	$0.22	$0.81

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

2003 A-1

CMS Energy
Earnings Reconciliation By Quarter and Year
Reconciliation of reported measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

	Unaudited				31-Dec
(millions, except per share amounts)	1Q04*	2Q04	3Q04	4Q04	FY 2004

Reported net income — GAAP	$(9)	$16	$56	$47	$110

After-tax items:
Electric and gas utility other				(67)	(67)
Enterprises other	88		(29)	48	107
Corporate other	(7)		(1)	1	(7)
Discontinued operations	2		(8)	10	4
Cumulative accounting changes	2				2

Adjusted earnings, including M-T-M	$76	$16	$18	$39	$149
Mark-to-market impacts	NM	(13)	9	9	5

Adjusted earnings, excluding M-T-M	$76	$3	$27	$48	$154

Average shares outstanding, basic	161.1	161.2	161.5	190.2	168.6

Average shares outstanding, diluted	161.1	164.2	165.0	194.0	172.1

Reported earnings per share — GAAP	$(0.06)	$0.10	$0.34	$0.24	$0.64
After-tax items
Electric and gas utility other				(0.35)	(0.39)
Enterprises other	0.56		(0.17)	0.25	0.62
Corporate other	(0.05)		(0.01)	0.01	(0.03)
Discontinued operations	0.01		(0.05)	0.05	0.02
Cumulative accounting changes	0.01				0.01

Adjusted earnings per share, including M-T-M	$0.47	$0.10	$0.11	$0.20	$0.87
Mark-to-market impacts	NM	(0.08)	0.06	0.05	0.03

Adjusted earnings per share, excluding M-T-M	$0.47	$0.02	$0.17	$0.25	$0.90

Note: Year-to-date & full-year EPS may not equal sum of quarters due to share count differences.
* Quarterly amounts differ from amounts previously reported due to accelerating the measurement date on our benefit plans by one month and the remeasurement of our post retirement obligation.
NM: Not meaningful.

2004 A-1

CMS Energy
Earnings Reconciliation By Quarter and Year
Reconciliation of reported measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

	Unaudited				31-Dec
(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	FY 2005

Reported net income — GAAP	$150	$27	$(265)	$(6)	$(94)

After-tax items:
Electric and gas utility other
Enterprises other	(2)	(1)	(1)	13	9
Corporate other		1		8	9
Discontinued operations				(14)	(14)
Asset impairment			385		385

Adjusted earnings, including M-T-M	$148	$27	$119	$1	$295
Mark-to-market impacts	(75)	19	(75)	40	(91)

Adjusted earnings, excluding M-T-M	$73	$46	$44	$41	$204

Average shares outstanding, basic	195.3	217.9	219.6	218.5	211.8

Average shares outstanding, diluted	206.3	228.9	219.6	218.5	211.8

Reported earnings per share — GAAP	$0.74	$0.12	$(1.21)	$(0.03)	$(0.44)

After-tax items
Electric and gas utility other
Enterprises other	(0.01)	NM	NM	0.06	0.04
Corporate other		NM		0.03	0.04
Discontinued operations				(0.06)	(0.07)
Asset impairment			1.75		1.82

Adjusted earnings per share, including M-T-M	$0.73	$0.12	$0.54	$0.00	$1.39
Mark-to-market impacts	(0.36)	0.08	(0.34)	0.19	(0.43)

Adjusted earnings per share, excluding M-T-M	$0.37	$0.20	$0.20	$0.19	$0.96

Note: Year-to-date & full-year EPS may not equal sum of quarters due to share count differences.

2005 A-1

CMS Energy
Earnings Reconciliation By Quarter and Year
Reconciliation of reported measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

	Unaudited
	2006				2006
(In millions, except per share amounts)	1Q	2Q	3Q	4Q	Dec YTD

Reported net income — GAAP	$(27)	$72	$(103)	$(32)	$(90)

After-tax items:
Electric and gas utility other	—	—	—	—	—
Enterprises other	—	—	(29)	25	(4)
Corporate interest and other	2	(15)	4	82	73
Discontinued operations (gain)	(1)	(2)	(1)	(2)	(6)
Asset impairment charges	—	—	169	—	169

Adjusted earnings, including MTM	$(26)	$55	$40	$73	$142
Mark-to-market impacts	74	21	30	(13)	112

Adjusted earnings, excluding MTM	$48	$76	$70	$60	$254

Average shares outstanding, basic	219.1	219.6	220.1	220.6	219.9
Average shares outstanding, diluted	219.1	229.6	220.1	220.6	219.9

Reported earnings per share — GAAP	$(0.12)	$0.31	$(0.47)	$(0.15)	$(0.41)

After-tax items
Electric and gas utility other	—	—	—	—	—
Enterprises other	—	—	(0.13)	0.11	(0.02)
Corporate other	0.01	(0.07)	0.02	0.38	0.27
Discontinued operations	(0.01)	(0.01)	—	(0.01)	(0.03)
Asset impairment charges	—	—	0.76	—	0.76

Adjusted earnings per share, including MTM	$(0.12)	$0.23	$0.18	$0.33	$0.57
Mark-to-market impacts	0.34	0.10	0.13	(0.06)	0.51

Adjusted earnings per share, excluding MTM	$0.22	$0.33	$0.31	$0.27	$1.08

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.
NM: Not Meaningful.

2006 A-1

CMS Energy Corporation
Earnings By Quarter and Year GAAP Reconciliation
(Unaudited)

	(In millions, except per share amounts)
	2007
	1Q	2Q	3Q	4Q	Dec YTD

Reported net income (loss) — GAAP	($215)	$33	$82	($127)	($227)

After-tax items:
Electric and gas utility	4	—	—	—	4
Enterprises	49	19	(10)	222	280
Corporate interest and other	(81)	32	9	(38)	(78)
Discontinued operations (income) loss	178	(91)	—	2	89
Asset impairment charges, net	157	25	(49)	—	133

Adjusted income — non-GAAP	$92	$18	$32	$59	$201

Average shares outstanding, basic	221.5	222.6	223.0	223.4	222.6
Average shares outstanding, diluted	221.5	222.6	241.3	223.4	222.6

Reported earnings (loss) per share — GAAP	($0.97)	$0.15	$0.34	($0.57)	($1.02)

After-tax items:
Electric and gas utility	0.01	—	—	—	(0.07)
Enterprises	0.23	0.08	(0.04)	0.99	1.25
Corporate interest and other	(0.36)	0.15	0.03	(0.17)	(0.32)
Discontinued operations (income) loss	0.80	(0.41)	—	0.01	0.40
Asset impairment charges, net	0.71	0.11	(0.20)	—	0.60

Adjusted earnings per share — non-GAAP	$0.42	$0.08	$0.13	$0.26	$0.84

	(In millions, except per share amounts)
	2008
	1Q		2Q	3Q	4Q	Dec YTD

Reported net income — GAAP	$103		$46	$79	$61	$289

After-tax items:
Electric and gas utility	—		1	6	5	12
Enterprises	*		(4)	(* )	1	(3)
Corporate interest and other	—		—	(6)	1	(5)
Discontinued operations (income) loss	(*	)	1	(1)	*	*

Adjusted income — non-GAAP	$103		$44	$78	$68	$293

Average shares outstanding, basic	223.5		223.7	224.1	224.5	223.9
Average shares outstanding, diluted	236.6		239.1	234.3	226.6	234.8

Reported earnings per share — GAAP	$0.44		$0.19	$0.34	$0.27	$1.23

After-tax items:
Electric and gas utility	—		0.01	0.02	0.03	0.05
Enterprises	*		(0.02)	0.01	*	(0.01)
Corporate interest and other	—		—	(0.03)	*	(0.02)
Discontinued operations (income) loss	(*	)	0.01	(0.01)	*	*

Adjusted earnings per share — non-GAAP (a)	$0.44		$0.19	$0.33	$0.30	$1.25

(a)	Including discontinued Exeter operations and accounting changes related to convertible debt and restricted stock, adjusted earnings per share was $0.43, $0.17, $0.32, $0.30, and $1.21, respectively.

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

*	Less than $500 thousand or $0.01 per share.

2008 A-1

CMS ENERGY CORPORATION
Earnings Segment Results GAAP Reconciliation
(Unaudited)

	Three Months Ended		Twelve Months Ended
December 31	2008	2007	2008	2007

Electric Utility
Reported	$0.17	$0.17	$1.16	$0.88
Dilution Impact	—	—	—	(0.06)
Unrealized Investment Loss	0.02	—	0.03	—
Asset Sales Loss and Other, net	—	—	*	0.01

Adjusted	$0.19	$0.17	$1.19	$0.83

Gas Utility	.
Reported	$0.19	$0.15	$0.38	$0.39
Dilution Impact	—	—	—	(0.03)
Unrealized Investment Loss	0.01	—	0.02	—
Asset Sales Loss and Other, net	—	—	—	0.01

Adjusted	$0.20	$0.15	$0.40	$0.37

Enterprises
Reported	$0.01	$(0.97)	$0.06	$(1.75)
Unrealized Investment Loss	*	—	0.01	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	0.55
Asset Sales (Gain) Loss and Other, net	—	0.99	(0.02)	1.25

Adjusted	$0.01	$0.02	$0.05	$0.05

Corporate Interest and Other
Reported	$(0.10)	$0.09	$(0.37)	$(0.14)
Dilution Impact	—	—	—	0.03
Unrealized Investment Loss	*	—	0.01	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	0.05
Asset Sales Gain and Other, net	—	(0.17)	(0.03)	(0.35)

Adjusted	$(0.10)	$(0.08)	$(0.39)	$(0.41)

Discontinued Operations
Reported	$—	$(0.01)	$—	$(0.40)
Discontinued Operations Loss	—	$0.01	—	0.40

Adjusted	$—	$—	$—	$—

Totals
Reported	$0.27	$(0.57)	$1.23	$(1.02)
Discontinued Operations Loss	—	0.01	—	0.40
Dilution Impact	—	—	—	(0.06)
Unrealized Investment Loss	0.03	—	0.07	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	0.60
Asset Sales (Gain) Loss and Other, net	—	0.82	(0.05)	0.92

Adjusted	$0.30	$0.26	$1.25 (a)	$0.84

Average Common Shares Outstanding — Diluted (in millions)	226.6	223.4	234.8	222.6

(a)	$1.21 including discontinued Exeter operations and accounting changes related to convertible debt and restricted stock.

*	Less than $0.01 per share.

2008 A-2

CMS Energy Corporation
Earnings By Quarter and Year GAAP Reconciliation
(Unaudited)

(In millions, except per share amounts)	2008
	1Q		2Q	3Q	4Q	Dec YTD

Reported net income — GAAP	$102		$44	$78	$60	$284

After-tax items:
Electric and gas utility	—		1	6	5	12
Enterprises	*		(4)	*	1	(3)
Corporate interest and other	—		—	(6)	1	(5)
Discontinued operations (income) loss	(1)		1	(1)	*	(1)

Adjusted income — non-GAAP	$101		$42	$77	$67	$287

Average shares outstanding, basic	225.2		225.4	225.8	226.3	225.7
Average shares outstanding, diluted	237.6		240.6	236.3	228.1	236.2

Reported earnings per share — GAAP	$0.43		$0.18	$0.33	$0.26	$1.20

After-tax items:
Electric and gas utility	—		0.01	0.02	0.03	0.05
Enterprises	*		(0.02)	0.01	0.01	(0.02)
Corporate interest and other	—		—	(0.03)	*	(0.02)
Discontinued operations (income) loss	(*	)	—	(0.01)	*	(* )

Adjusted earnings per share — non-GAAP (a)	$0.43		$0.17	$0.32	$0.30	$1.21

(In millions, except per share amounts)	2009
	1Q	2Q	3Q	4Q		Dec YTD

Reported net income — GAAP	$70	$75	$67	$6		$218

After-tax items:
Electric and gas utility	—	—	—	79		79
Enterprises	*	16	2	4		22
Corporate interest and other	*	1	1	(1)		1
Discontinued operations (income) loss	1	(25)	1	3		(20)

Adjusted income — non-GAAP	$71	$67	$71	$91		$300

Average shares outstanding, basic	226.6	226.9	227.3	227.8		227.2
Average shares outstanding, diluted	233.2	234.6	238.5	243.0		237.9

Reported earnings per share — GAAP	$0.30	$0.32	$0.28	$0.02		$0.91

After-tax items:
Electric and gas utility	—	—	—	0.33		0.33
Enterprises	*	0.07	0.01	0.02		0.09
Corporate interest and other	*	*	*	(*	)	0.01
Discontinued operations (income) loss	0.01	(0.11)	0.01	0.01		(0.08)

Adjusted earnings per share — non-GAAP	$0.31	$0.28	$0.30	$0.38		$1.26

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

*	Less than $500 thousand or $0.01 per share.

(a)	Excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock, adjusted earnings per per share was $0.44, $0.19, $0.33, $0.30, and $1.25, respectively.

2009 A-1

CMS Energy Corporation
Earnings Segment Results GAAP Reconciliation
(Unaudited)

	Three Months Ended				Twelve Months Ended
December 31	2009		2008		2009	2008

Electric Utility
Reported		$(0.10)		$0.17	$0.82		$1.16
Unrealized Investment Loss		—		0.01	—		0.03
Asset Sales Loss and Other, net		0.33		—	0.33		*

Adjusted		$0.23		$0.18	$1.15		$1.19

Gas Utility
Reported		$0.18		$0.19	$0.41		$0.38
Unrealized Investment Loss		—		0.01	—		0.02

Adjusted		$0.18		$0.20	$0.41		$0.40

Enterprises
Reported	$	(* )	$	*	$(0.03)		$0.06
Unrealized Investment Loss		—		*	—		0.01
Asset Sales (Gain) Loss and Other, net		0.02		0.01	0.09		(0.03)

Adjusted		$0.02		$0.01	$0.06		$0.04

Corporate Interest and Other
Reported		$(0.05)		$(0.10)	$(0.37)		$(0.40)
Unrealized Investment Loss		—		0.01	—		0.01
Asset Sales (Gain) Loss and Other, net		(* )		*	0.01		(0.03)

Adjusted		$(0.05)		$(0.09)	$(0.36)		$(0.42)

Discontinued Operations
Reported		$(0.01)	$	(* )	$0.08	$	*
Discontinued Operations (Income) Loss		0.01		*	(0.08)		(* )

Adjusted		$—		$—	$—		$—

Totals
Reported		$0.02		$0.26	$0.91		$1.20
Discontinued Operations (Income) Loss		0.01		*	(0.08)		(* )
Unrealized Investment Loss		—		0.03	—		0.07
Asset Sales (Gain) Loss and Other, net		0.35		0.01	0.43		(0.06)

Adjusted		$0.38		$0.30	$1.26		$1.21 (a)

Average Common Shares Outstanding — Diluted (in millions)		243.0		228.1	237.9		236.2

*	Less than $0.01 per share.

(a)	$1.25 excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock.

2009 A-2

Consumers Energy
2009 Cash Flow GAAP Reconciliation (in millions) (unaudited)

		Reclassifications From Sources and Uses to Statement of Cash Flows
Presentation Sources and Uses		Tax	Interest	Pension	Accts/Rec	Capital	Securitization	Operating	Preferred	Common	Consolidated Statements of Cash Flows
	non-GAAP	Sharing	Payments	Contribution	Financing	Lease Pymts	Debt Pymts	Activites	Dividends	Dividends	GAAP
Description	Amount	Operating	as Operating	as Operating	as Operating	as Financing	as Financing	as Investing	as Financing	as Financing	Amount	Description
Cash at year end 2008	$69	$—	$—	$—	$—	$—	$—	$—	$—	$—	$69	Cash at year end 2008

Sources
Operating	$1,315	$(82)	$(224)	$—	$—	$23	$34	$(35)	$—	$—	$1,031
Other working capital	210	—	—	(199)	(120)	—	—	—	—	—	(109)

Sources	$1,525	$(82)	$(224)	$(199)	$(120)	$23	$34	$(35)	$—	$—	$922	Net cash provided by operating activities

Uses
Interest and preferred dividends	$(226)	$—	$224	$—	$—	$—	$—	$35	$2	$—	$35
Pension Contribution	(199)	—	—	199	—	—	—	—	—	—	—
Capital expenditures	(885)	—	—	—	—	—	—	—	—	—	(885)
Dividends/tax sharing to CMS	(367)	82	—	—	—	—	—	—	—	285	—

Uses	$(1,677)	$82	$224	$199	$—	$—	$—	$35	$2	$285	$(850)	Net cash provided by investing activities

Cash flow	$(152)	$—	$—	$—	$(120)	$23	$34	$—	$2	$285	$72	Cash flow from operating and investing activities

Financing
Equity	$100	$—	$—	$—	$—	$—	$—	$—	$(2)	$—	$98
New Issues	500	—	—	—	—	—	—	—	—	—	500
Retirements	(353)	—	—	—	—	(23)	(34)	—	—	(285)	(695)
Other	(5)	—	—	—	—	—	—	—	—	—	(5)
Net short-term financing	(120)	—	—	—	120	—	—	—	—	—	—

Financing	$122	$—	$—	$—	$120	$(23)	$(34)	$—	$(2)	$(285)	$(102)	Net cash provided by financing activities

Net change in cash	$(30)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(30)	Net change in cash

Cash at year end 2009	$39	$—	$—	$—	$—	$—	$—	$—	$—	$—	$39	Cash at year end 2009

2009 A-3

CMS Energy Parent
2009 Cash Flow GAAP Reconciliation (in millions) (unaudited)

		Reclassifications From Sources and Uses to Statement of Cash Flows
Presentation Sources and Uses		Interest	Overheads &	Other	Preferred	Pref Stk	Cash From	Consolidated Statements of Cash Flows
	non-GAAP	Payments	Tax Payments	Uses (a)	Dividends	Retirement	Consolidated	GAAP
Description	Amount	as Operating	as Operating	as Operating	as Financing	as Operating	Companies	Amount	Description
Cash at year end 2008	$117	$—	$—	$—	$—	$—	$21	$138	Cash at year end 2008

Sources
Consumers Energy dividends/tax sharing	$367	$(125)	$(19)	$—	$—	$(7)	$—	$216
Enterprises	16	—	—	(34)	—	—	13	(5)

Sources	$383	$(125)	$(19)	$(34)	$—	$(7)	$13	$211	Net cash provided by operating activities

Uses
Interest and preferred dividends	$(136)	$125	$—	$—	$11	$—	$—	$—
Overhead and Federal tax payments	(19)	—	19	—	—	—	—	—
Pension Contributions	(7)	—	—	7	—	—	—	—
Equity infusions	(100)	—	—	27	—	—	(82)	(155)

Uses (a)	$(292)	$125	$19	$34	$11	$—	$(82)	$(185)	Net cash provided by investing activities

Cash flow	$91	$—	$—	$—	$11	$(7)	$(69)	$26	Cash flow from operating and investing activities

Financing and dividends
New Issues	$473	$—	$—	$—	$(11)	$7	$71	$540
Retirements	(473)	—	—	—	—	—	—	(473)
Net short-term financing	(80)	—	—	—	—	—	—	(80)
Other	8	—	—	—	—	—	—	8
Common dividend	(113)	—	—	—	—	—	—	(113)

Financing	$(185)	$—	$—	$—	$(11)	$7	$71	$(118)	Net cash provided by financing activities

Net change in cash	$(94)	$—	$—	$—	$—	$—	$2	$(92)	Net change in cash
Changes in Cash included in asset held for sale	$—	$—	$—	$—	$—	$—	$5	$5	Changes in Cash included in asset held for sale

Cash at year end 2009	$23	$—	$—	$—	$—	$—	$28	$51	Cash at year end 2009

(a)	Includes other and roundings

2009 A-4

Consolidated CMS Energy
2009 Consolidation of Consumers Energy and CMS Energy Parent Statements of Cash Flow (in millions) (unaudited)

			Eliminations/Reclassifications to Arrive at the
			Consolidated Statement of Cash Flows
Statements of Cash Flows			Consumers	Equity
	Consumers	CMS Parent	Common Dividend	Infusions to	Consolidated Statements of Cash Flows
Description	Amount	Amount	as Financing	Consumers	Amount	Description
Cash at year end 2008	$69	$138	$—	$—	$207	Cash at year end 2008

Net cash provided by operating activities	$922	$211	$(285)	$—	$848	Net cash provided by operating activities

Net cash provided by investing activities	(850)	(185)	—	100	(935)	Net cash provided by investing activities

Cash flow from operating and investing activities	$72	$26	$(285)	$100	$(87)	Cash flow from operating and investing activities

Net cash provided by financing activities	$(102)	$(118)	$285	$(100)	$(35)	Net cash provided by financing activities

Net change in cash	$(30)	$(92)	$—	$—	$(122)	Net change in cash

Changes in Cash included in asset held for sale	$—	$5	$—	$—	$5	Changes in Cash included in asset held for sale

Cash at year end 2009	$39	$51	$—	$—	$90	Cash at year end 2009

2009 A-5

CMS Energy
Reconciliation of 2009 Free Cash Flow to GAAP Free Cash Flow
(unaudited)

	Amount
	(mils)
Statement of cash flows
Operating activities	$848
Investing activities	(935)

Cash flow from operating and investing activities	$(87)	SCF changes

Adjustments to reconcile free cash flow
Reclassify financing activities as operating
Capital lease payments	$(23)
Securitization debt retirements	(34)
Preferred dividend payments	(13)

Reclassify operating activities as financing
Accounts receivable financing	120
Preferred Stock Retirement as Operating	7

Reclassify Consolidating Cash	69

Total free cash flow before dividends	$39	Free cash flow changes

Addback capex
Consumers Energy	885
Enterprises	—
Rounding	—

Free cash flow before dividends and capex	$924

2009 A-6

Consumers Energy
2010 Forecasted Cash Flow GAAP Reconciliation (in millions) (unaudited)

		Reclassifications From Sources and Uses to Statement of Cash Flows
Presentation Sources and Uses		Tax	Interest	Pension	Accts/Rec	Capital	Securitization	Preferred	Common	Consolidated Statements of Cash Flows
	non-GAAP	Sharing	Payments	Contribution	Financing	Lease Pymts	Debt Pymts	Dividends	Dividends	GAAP
Description	Amount	Operating	as Operating	as Operating	as Operating	as Financing	as Financing	as Financing	as Financing	Amount	Description
Cash at year end 2009	$39	$—	$—	$—	$—	$—	$—	$—	$—	$39	Cash at year end 2009

Sources
Operating	$1,410	$(240)	$(224)	$—	$—	$23	$35	$—	$—	$1,004
Other working capital	(140)	—	—	(19)	(60)	—	—	—	—	(219)

Sources	$1,270	$(240)	$(224)	$(19)	$(60)	$23	$35	$—	$—	$785	Net cash provided by operating activities

Uses
Interest and preferred dividends	$(226)	$—	$224	$—	$—	$—	$—	$2	$—	$—
Pension Contribution	(19)	—	—	19	—	—	—	—	—	—
Capital expenditures	(1,090)	—	—	—	—	—	—	—	—	(1,090)
Dividends/tax sharing to CMS	(595)	240	—	—	—	—	—	—	355	—

Uses	$(1,930)	$240	$224	$19	$—	$—	$—	$2	$355	$(1,090)	Net cash provided by investing activities

Cash flow	$(660)	$—	$—	$—	$(60)	$23	$35	$2	$355	$(305)	Cash flow from perating and investing activities

Financing
Equity	$250	$—	$—	$—	$—	$—	$—	$(2)	$—	$248
New Issues	650	—	—	—	—	—	—	—	—	650
Retirements	(310)	—	—	—	—	(23)	(35)	—	(355)	(723)
Other	(9)	—	—	—	—	—	—	—	—	(9)
Net short-term financing	65	—	—	—	60	—	—	—	—	125

Financing	$646	$—	$—	$—	$60	$(23)	$(35)	$(2)	$(355)	$291	Net cash provided by financing activities

Net change in cash	$(14)	$—	$—	$—	$—	$—	$—	$—	$—	$(14)	Net change in cash

Cash at year end 2010	$25	$—	$—	$—	$—	$—	$—	$—	$—	$25	Cash at year end 2010

2010 A-1

CMS Energy Parent
2010 Forecasted Cash Flow GAAP Reconciliation (in millions) (unaudited)

		Reclassifications From Sources and Uses to Statement of Cash Flows
Presentation Sources and Uses		Interest	Overheads &	Other	Preferred	Cash From	Consolidated Statements of Cash Flows
	non-GAAP	Payments	Tax Payments	Uses (a)	Dividends	Consolidated	GAAP
Description	Amount	as Operating	as Operating	as Operating	as Financing	Companies	Amount	Description
Cash at year end 2009	$23	$—	$—	$—	$—	$28	$51	Cash at year end 2009

Sources
Consumers Energy dividends/tax sharing	$595	$(124)	$(40)	$—	$—	$—	$431
Enterprises	35	—	—	(45)	—	—	(10)

Sources	$630	$(124)	$(40)	$(45)	$—	$—	$421	Net cash provided by operating activities

Uses
Interest and preferred dividends	$(135)	$124	$—	$—	$11	$—	$—
Overhead and Federal tax payments	(40)	—	40	—	—	—	—
Pension Contributions	(1)	—	—	1	—	—	—
Equity infusions	(250)	—	—	44	—	(47)	(253)

Uses (a)	$(470)	$124	$40	$45	$11	$(47)	$(297)	Net cash provided by investing activities

Cash flow	$160	$—	$—	$—	$11	$(47)	$124	Cash flow from operating and investing activities

Financing and dividends
New Issues	$300	$—	$—	$—	$(11)	$47	$336
Retirements	(67)	—	—	—	—	—	(67)
Net short-term financing	(25)	—	—	—	—	—	(25)
Other	6	—	—	—	—	—	6
Common dividend	(137)	—	—	—	—	—	(137)

Financing	$77	$—	$—	$—	$(11)	$47	$113	Net cash provided by financing activities

Net change in cash	$237	$—	$—	$—	$—	$—	$237	Net change in cash

Cash at year end 2010	$260	$—	$—	$—	$—	$28	$288	Cash at year end 2010

(a)	Includes other and roundings

2010 A-2

Consolidated CMS Energy
2010 Forecasted Consolidation of Consumers Energy and CMS Energy Parent Statements of Cash Flow (in millions) (unaudited)

			Eliminations/Reclassifications to Arrive at the
			Consolidated Statement of Cash Flows
Statements of Cash Flows			Consumers	Equity
	Consumers	CMS Parent	Common Dividend	Infusions to	Consolidated Statements of Cash Flows
Description	Amount	Amount	as Financing	Consumers	Amount	Description
Cash at year end 2009	$39	$51	$—	$—	$90	Cash at year end 2009

Net cash provided by operating activities	$785	$421	$(355)	$—	$851	Net cash provided by operating activities

Net cash provided by investing activities	(1,090)	(297)	—	250	(1,137)	Net cash provided by investing activities

Cash flow from operating and investing activities	$(305)	$124	$(355)	$250	$(286)	Cash flow from operating and investing activities

Net cash provided by financing activities	$291	$113	$355	$(250)	$509	Net cash provided by financing activities

Net change in cash	$(14)	$237	$—	$—	$223	Net change in cash

Cash at year end 2010	$25	$288	$—	$—	$313	Cash at year end 2010

2010 A-3

CMS Energy
Reconciliation of 2010 Operating Cash Flow Target to GAAP Operating Activities
(unaudited)

	Amount
	(mils)
Consumers Operating (Consumers PTOI + Depreciation)	$1,410
Enterprises (Project Cash Flows)	35

Operating Cash Flow	$1,445	non-GAAP

Other operating activies including taxes, interest payments and working capital	(594)

Net cash provided by operating activites	$851	GAAP

2010 A-4